UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2020

AXOGEN, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001-36046	41-1301878
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

13631 Progress Boulevard, Suite 400,
Alachua, Florida	32615
(Address of Principal Executive Offices)	(Zip Code)

(386) 462-6800
Registrant’s telephone number, including area code

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	AXGN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01          Entry into a Material Definitive Agreement.

Term Loan Agreement

On June 30, 2020 (the “Signing Date”), Axogen, Inc. (the “Company”), as borrower, and the Company’s wholly owned subsidiaries Axogen Corporation (“AC”) and AxoGen Processing Corporation (“APC”), as guarantors, entered into a Term Loan Agreement with the lenders party thereto (the “Lenders”), including TPC Investments II LP, as the initial lender (“TPC”), and Argo SA LLC (“Argo”), as administrative and collateral agent for the Lenders. TPC and Argo are each affiliates of Oberland Capital.

Under the Term Loan Agreement, the Lenders agreed to make available to the Company three tranches of term loans as follows: (a) on the Signing Date, a loan in the aggregate principal amount of $35,000,000 (the “Tranche 1 Loan”), (b) on and after the Signing Date until December 31, 2021, a loan in the aggregate principal amount of $15,000,000 (the “Tranche 2 Loan”), and (c) on and after the Signing Date until December 31, 2021, a loan in the aggregate principal amount of $25,000,000 (the “Tranche 3 Loan” and collectively with the Tranche 1 Loan and the Tranche 2 Loan, the “Loans”). The obligations of the Lenders to fund the Loans are subject to certain conditions precedent, including with respect to the Tranche 2 Loan and the Tranche 3 Loan, the achievement by the Company of certain net revenue milestones as set forth in the Term Loan Agreement. In addition, at the election of the Majority Lenders (as defined in the Term Loan Agreement) at any time after the Signing Date and prior to the last maturity date for any Loan, the Tranche 2 Loan may be put to the Company. Each of the Loans is evidenced by a seven-year promissory note issued by the Company to TPC on the particular signing date and the aggregate principal amount for the Loans, if issued, is $75,000,000.

Each Loan has a seven year term and requires interest only payments until maturity. At maturity, the Company must repay the outstanding principal amount of the applicable Loan, any accrued and unpaid interest thereon and the applicable Make-Whole Amount (as defined in the Term Loan Agreement). Interest is payable quarterly during the term of the Loans at a rate per annum, subject to certain exceptions, equal to the sum of (a) the greater of (i) LIBOR and (ii) 2% and (b) 7.5% (which percentage is subject to adjustment as described in the Term Loan Agreement); provided that the interest rate shall never be less than 9.5%. The interest rate as of the Signing Date is 9.5%.

The Company must maintain, and cause AC and APC to maintain, certain covenants, including with respect to limitations on new indebtedness, restrictions on the payment of dividends and maintenance of revenue levels. Under the Term Loan Agreement, the Company has the option at any time to prepay the Loans, in whole but not in part, and the Lenders have the right to demand prepayment upon a sale of the majority of the assets of the Company, AC and APC or if the Company, AC, APC or any of the Company’s other subsidiaries becomes subject to certain litigation as described in the Term Loan Agreement, among other circumstances.

Events of default which may cause repayment of the Loans to be accelerated include, among other customary events of default, (1) non-payment when due of the principal of any Loan, amounts under the Revenue Participation Agreement described below or any other obligation, (2) the failure to observe or perform any covenant, condition or agreement under the Term Loan Agreement and, if applicable, to cure such default within the prescribed time frame, (3) the occurrence of a Material Adverse Change (as defined in the Term Loan Agreement), and (4) if the Company, AC or APC becomes insolvent or starts an insolvency proceeding, or if an insolvency proceeding is brought by a third party against any such party.

Oberland Capital Healthcare Master Fund II LP is jointly and severally liable with the Lenders for the Lenders’ commitments under the Term Loan Agreement.

The foregoing summary of the material terms of the Term Loan Agreement is qualified in its entirety by reference to the full text of the Term Loan Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference.

Security Agreement

In connection with the Term Loan Agreement, on the Signing Date, the Company, AC and APC, as grantors, and Argo, as administrative and collateral agent, entered into a Security Agreement pursuant to which each grantor granted to

Argo a security interest in, and lien on, all of their respective property, other than the Excluded Assets (as defined in the Security Agreement).

The foregoing summary of the material terms of the Security Agreement is qualified in its entirety by reference to the full text of the Security Agreement, which is attached hereto as Exhibit 10.2 and incorporated by reference.

Revenue Participation Agreement

In connection with the Term Loan Agreement, on the Signing Date, the Company and Argo entered into a Revenue Participation Agreement pursuant to which the Company agreed to pay Argo a percentage of the Company’s net revenues, up to $70 million in any given fiscal year, subject to certain limitations set forth therein, during the period commencing on the later of (i) April 1, 2021 and (ii) the date of funding of a Loan, and ending on the date upon which all amounts owed under the Term Loan Agreement have been paid in full. Payments will commence on September 30, 2021 with the royalty structure resulting in approximately 1.0% per year of additional payments on the outstanding principal amount of the Loans.

The foregoing summary of the material terms of the Revenue Participation Agreement is qualified in its entirety by reference to the full text of the Revenue Participation Agreement, which is attached hereto as Exhibit 10.3 and incorporated by reference.

Option Agreement

In connection with the Term Loan Agreement, on the Signing Date, the Company and TPC entered into an Option Agreement, pursuant to which the Company granted to TPC the right to purchase, at any time on or prior to the later to occur of (a) the date on which all of the obligations under the Term Loan Agreement and related agreements are paid in full and (b) June 30, 2027, a number of newly issued shares of the Company’s common stock equal to an aggregate of $3,500,000 divided by the Fair Market Value (as defined in the Option Agreement based upon the 45 day trailing average market value of the Company’s common stock) of a share of common stock on the date of exercise of such option (the “Exercise Price”).

In the event the Company sells or issues any of its equity securities to a third party within twelve (12) months of the date of exercise of the option by TPC (a “Subsequent Sale”) at a lower price per share than the Exercise Price, or on terms otherwise more favorable than the terms set forth in the Option Agreement, the Company shall amend the terms of the Option Agreement so as to match the more favorable terms of the Subsequent Sale and issue to TPC such equity securities as TPC would have otherwise been entitled pursuant to the Option Agreement as so amended. Under the Option Agreement, the Company also granted TPC certain registration rights with respect to the shares of Common Stock issuable upon exercise of the option.

The foregoing summary of the material terms of the Option Agreement is qualified in its entirety by reference to the full text of the Option Agreement, which is attached hereto as Exhibit 10.4 and incorporated by reference.

Item 2.02. Results of Operations and Financial Condition.

On July 1, 2020, the Company issued a press release announcing its estimated second quarter revenue and announcing that it has entered into the Term Loan Agreement and related agreements. A copy of the press release is furnished as Exhibit 99.1.

The information furnished pursuant to Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the subheading “Term Loan Agreement” in Item 1.01. “Entry into a Material Definitive Agreement” above is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under the subheading “Option Agreement” in Item 1.01. “Entry into a Material Definitive Agreement” above is incorporated by reference herein. The shares of common stock of the Company issuable to TPC pursuant to the Option Agreement will be offered and sold in a transaction exempt from registration under the Securities Act, in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. TPC has represented to the Company that it is an “accredited investor,” as defined in Regulation D. The shares to be offered and sold have not been registered under the Securities Act and such shares may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits

10.1	Term Loan Agreement, dated June 30, 2020, among Axogen, Inc., Axogen Corporation, AxoGen Processing Corporation, TPC Investments II LP and Argo SA LLC.
10.2	Security Agreement, dated June 30, 2020, among Axogen, Inc., Axogen Corporation, AxoGen Processing Corporation, and Argo SA LLC.
10.3	Revenue Participation Agreement, dated June 30, 2020, between Axogen, Inc. and Argo SA LLC.
10.4	Option Agreement, dated June 30, 2020, between Axogen, Inc. and TPC Investments II LP.
99.1	Press Release of the Company dated July 1, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2020

AXOGEN, INC.

	By:	/s/ Bradley L. Ottinger, Esq.
	Name:	Bradley L. Ottinger, Esq.
	Title:	General Counsel

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